UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 700
Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 22, 2006, DG FastChannel, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Midwood Capital Management LLC, Midwood Capital Partners, L.P. and Midwood Capital Partners QP, L.P., related to the purchase by the Company of 1,108,674 shares (the “Shares”) of common stock, no par value, of Point.360, a California corporation, which were held by such entities.  Under the terms of the Agreement, on December 22, 2006, the Company purchased the Shares for $3.25 per Share, for a total purchase price of $3,603,191.  The Shares represent approximately 11.4% of the 9,748,332 shares of Point.360 that the Company believes to be outstanding.  The Agreement is filed as Exhibit 10.1 to this Report, and the description of the material terms of the Agreement is qualified in its entirety by reference to such exhibit.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description
10.1	Securities Purchase Agreement dated December 22, 2006, between DG FastChannel, Inc. and Midwood Capital Management, LLC, Midwood Capital Partners, L.P., and Midwood Capital Partners QP, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.
(Registrant)

Date: December 28, 2006
	By:	/s/ Omar A. Choucair
Omar A. Choucair
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement dated December 22, 2006, between DG FastChannel, Inc. and Midwood Capital Management, LLC, Midwood Capital Partners, L.P., and Midwood Capital Partners QP, L.P.